Exhibit 10.1

AMENDMENT TO AMENDED EMPLOYMENT LETTER

This Amendment to Amended Employment Letter (this “Amendment”) is made as of April 15, 2016, by and between Rick Shearer (“Employee”) and Emerge Energy Services GP, LLC (the “Company”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Amended Employment Letter (as defined below).

The parties hereto acknowledge the following facts:

1.                                      Employee and Superior Silica Sands LLC, a subsidiary of the Company, previously entered into an employment letter dated March 23, 2010, as amended May 17, 2011 (the “SSS Letter”), which was assigned to the Company in connection with the transfer of Employee’s employment to the Company effective as of the initial public offering of common units of Emerge Energy Services LP.

2.                                      On May 29, 2013, Employee and the Company entered into an amended employment letter (the “Amended Employment Letter”) which amended, restated and replaced the SSS Letter.

3.                                      The parties hereto wish to amend certain terms of the Amended Employment Letter to revise the terms and conditions of Mr. Shearer’s employment with the Company.

In connection therewith, the parties hereto hereby amend the Amended Employment Letter as follows, effective as of the date hereof:

1.                                      The first sentence of the second paragraph of the Amended Employment Letter is hereby deleted and replaced in its entirety with the following:

“Subject to earlier termination as hereinafter provided, your employment hereunder will be for a period (the “Employment Period”) commencing on the Effective Date and ending on December 31, 2020 (the “Initial Termination Date”).”

2.                                      The last sentence of the third paragraph of the Amended Employment Letter is hereby deleted and replaced in its entirety with the following:

“Effective as of January 1, 2016, your base salary will be reviewed from time to time in the normal course of business (but not less frequently than annually) by the Board (as defined below), and shall be increased by the Board in its sole discretion after giving consideration to base salaries of similarly-situated chief executive officers.”

3.                                      This Amendment shall be and, as of the date hereof, is hereby incorporated in and forms a part of, the Amended Employment Letter.

4.                                      Except as expressly provided herein, all terms and conditions of the Amended Employment Letter shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EMERGE ENERGY SERVICES GP, LLC

By:	/s/ Ted W. Beneski
Name: Ted Beneski
Title: Chairman of the Board

EMPLOYEE

/s/ Richard J. Shearer
Rick Shearer